SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2005

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (760) 929-8226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Item 9.01 Exhibits

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Form 8-K disclosing an event under Item 4.02 that was filed by the registrant on January 19, 2005 (the “Original Form 8-K”). The purpose of this amended 8-K is to clarify and supplement the information in Item 4.02 of the Original Form 8-K. Item 4.02, as amended to reflect such clarifications and supplements, is restated in its entirety herein.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On January 19, 2005, the Audit Committee of the Board of Directors of the registrant, in consultation with Deloitte & Touche LLP, the registrant’s former independent registered public accounting firm, and KPMG LLP, the registrant’s current independent registered public accounting firm, concluded that the registrant’s historical financial statements for the last three fiscal years and each of the reported fiscal quarters in 2004 should be restated to correct certain errors relating to accounting for operating leases and that such financial statements should no longer be relied upon. The press releases filed as Exhibit 99.1 to the Original Form 8-K and Exhibit 99.2 to this Current Report on Form 8-K/A are incorporated in this Item 4.02 by reference.

The Audit Committee’s conclusions were reached after management’s review of announcements by other public companies in the restaurant industry of restatements of their financial statements for lease accounting errors, and consultation with both Deloitte & Touche and KPMG. Management first became aware of the potential need for a restatement of the registrant’s financial statements shortly after CKE Restaurants Inc. filed a Current Report on Form 8-K in November 2004 announcing its decision to restate its historical financial statements as a result of lease accounting errors. On or about December 8, 2004, the registrant received an e-mail from KPMG requesting certain information regarding the registrant’s lease accounting. Management met with KPMG on December 20, 2004 to review the issues raised by KPMG’s e-mail. Following the meeting, management advised Deloitte & Touche of the potential restatement of the registrant’s historical financial statements, which had been audited by Deloitte & Touche. Through December 2004, management reviewed all of the registrant’s prior and existing leases, as well as impairment charges and gain/loss on disposals recognized in prior periods.

During the first week of January 2005, Deloitte & Touche contacted the registrant to gain additional information relating to the potential restatement of the registrant’s historical financial statements. On January 14, 2005, management and the registrant’s legal counsel consulted with KPMG regarding the potential restatement of the registrant’s historical financial statements. Deloitte & Touche also called the registrant on January 14, 2005 to advise that it concurred in the registrant’s conclusion that its lease accounting should be reevaluated. On January 18, 2005, the Audit Committee held a telephonic meeting, in which representatives of both Deloitte & Touche and KPMG participated and advised on the issue of a potential restatement. The Audit Committee concluded on January 19, 2005 that the registrant’s historical financial statements should be restated.

As a result, the registrant’s financial statements for the fiscal years ended December 30, 2001, December 29, 2002 and December 28, 2003 and its quarterly financial statements for the first three quarters in the fiscal year ended December 26, 2004 will be restated. Accordingly, the previously issued financial statements for such periods should no longer be relied upon. The restated results for each of the three years in the period ended December 28, 2003 will be included in an amended Annual Report on Form 10-K for fiscal 2003. The restated results for the first three quarters of fiscal 2004 will be included in the registrant’s Annual Report on Form 10-K for fiscal 2004 and in each of the registrant’s Quarterly Reports on Form 10-Q for the comparable quarterly periods in fiscal 2005. Attached as a supplement to the press release included herein as Exhibit 99.2 is a reconciliation of each of the line items affected by the restatement for each of the periods noted above. The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K/A, with management, Deloitte & Touche and KPMG.

Item 9.01. Exhibits

(c) The following exhibits are filed with this report:

       Exhibit No.  Description

99.1	Press Release, dated January 19, 2005 (previously filed).
99.2
Press Release, dated March 15, 2005 (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2005 and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 16, 2005

RUBIO’S RESTAURANTS, INC.

By: /s/ John Fuller
       John Fuller
       Chief Financial Officer

EXHIBIT INDEX

      Exhibit No.     Description

99.1	Press Release, dated January 19, 2005 (previously filed)
99.2
Press Release, dated March 15, 2005 (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2005 and incorporated by reference herein).